UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

NCI, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 14, 2011, upon the unanimous recommendation of the Nominating/Governance Committee of the Board of Directors of NCI, Inc. (the “Company”), the Company’s Board of Directors approved an increase in the size of the Board from eight directors to nine directors and the appointment of Mr. Phillip O. Nolan, age 52, as a new member of the Board. Mr. Nolan has also been appointed to serve on the Board’s Compensation Committee and Mergers and Acquisitions Committee.

Previously, Mr. Nolan was the Chairman and Chief Executive Officer of Stanley, Inc. Prior to joining Stanley in 1989, Mr. Nolan served on active duty in the U.S. Navy from 1981 to 1988, most recently as Deputy Program Manager for Weapons Integration for the Submarine Launched Cruise Missile Project. Mr. Nolan remained an active member of the U.S. Navy Reserve following his release from active duty until his retirement in December 2005. Mr. Nolan received a B.S. degree in physics from the U.S. Naval Academy, an M.S.E. degree in engineering management from the Catholic University of America and a J.D. degree from George Washington University.

A copy of the February 3, 2011 press release announcing the election of Mr. Nolan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	NCI, Inc. Press Release, dated February 3, 2011, announcing that Mr. Phillip O. Nolan has joined the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.
Date: February 3, 2011	By:	/s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President, General Counsel, and Secretary